Exhibit (j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Management and Organization” and “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, included in Post-Effective Amendment No. 50 to the Registration Statement (Form N-1A, No. 333-57791) of The Select Sector SPDR Trust.

We also consent to the incorporation by reference into the Statement of Additional Information of our report, dated November 25, 2020, with respect to the financial statements and financial highlights of The Consumer Discretionary Select Sector SPDR Fund, The Consumer Staples Select Sector SPDR Fund, The Energy Select Sector SPDR Fund, The Financial Select Sector SPDR Fund, The Health Care Select Sector SPDR Fund, The Industrial Select Sector SPDR Fund, The Materials Select Sector SPDR Fund, The Technology Select Sector SPDR Fund, The Utilities Select Sector SPDR Fund, The Real Estate Select Sector SPDR Fund, and The Communication Services Select Sector SPDR Fund included in the September 30, 2020 Annual Report of The Select Sector SPDR Trust.

/s/ Ernst & Young

Boston, Massachusetts

January 28, 2021